Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Dividend Advantage Municipal Fund
333-53298
811-09457

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
 together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             1,643,473
                       528
   Against
                179,131
                           2
   Abstain
                  49,060
                           5
   Broker Non-Votes
                441,914
                          -
      Total
             2,313,578
                       535



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             1,635,888
                       528
   Against
                181,916
                           2
   Abstain
                  53,860
                           5
   Broker Non-Votes
                441,914
                          -
      Total
             2,313,578
                       535



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052343.